Exhibit 99


               RPC, Inc. Announces Second Quarter Cash Dividend

    ATLANTA, July 28 /PRNewswire-FirstCall/ -- The RPC Incorporated
(NYSE: RES) Board of Directors declared a regular quarterly cash dividend of $0.03 per share payable September 10, 2004 to common shareholders of record at the close of business on August 10, 2004.
    RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating subsidiaries include Cudd Pressure Control, Inc., Patterson Services, Inc., and Bronco Oilfield Services, Inc. RPC's investor Web site can be found on the Internet at http://www.rpc.net .

    For information contact:
     BEN M. PALMER
     Chief Financial Officer
     404.321.2140

     JIM LANDERS
     Corporate Finance
     404.321.2162
     irdept@rpc.net

SOURCE  RPC, Inc.
    -0-                             07/28/2004
    /CONTACT: Ben M. Palmer, Chief Financial Officer, +1-404-321-2140, or Jim Landers, Corporate Finance, +1-404-321-2162, or irdept@rpc.net, both of RPC Incorporated/
    /Web site:  http://www.rpc.net /
    (RES)

CO:  RPC, Inc.
ST:  Georgia
IN:  OIL
SU:  DIV